Exhibit 5.3

November 9, 2018

Mylan Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Ladies and Gentlemen:

We are Pennsylvania counsel to Mylan Inc., a Pennsylvania corporation (the “Company”), and have been asked to prepare and deliver this opinion letter in connection with the registration statement on Form S-4 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and Mylan N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands (the “Parent”), as co-registrant, in connection with an offer to exchange (the “Exchange Offer”) up to:

(i) $750,000,000 aggregate principal amount of the Company’s 4.550% Senior Notes due 2028, to be registered under the Securities Act (the “2028 Exchange Notes”) for which payment of principal, premium (if any) and interest will be guaranteed by Parent (the “2028 Exchange Notes Guarantee”), for an equivalent amount of the Company’s outstanding, unregistered 4.550% Senior Notes due 2028 (the “2028 Old Notes”) for which payment of principal, premium (if any) and interest is guaranteed by Parent (the “2028 Old Notes Guarantee”), pursuant to the Registration Statement; and

(ii) $750,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2048, to be registered under the Securities Act (the “2048 Exchange Notes”) for which payment of principal, premium (if any) and interest will be guaranteed by Parent (the “2048 Exchange Notes Guarantee”), for an equivalent amount of the Company’s outstanding, unregistered 5.200% Senior Notes due 2048 (the “2048 Old Notes”) for which payment of principal, premium (if any) and interest is guaranteed by Parent (the “2048 Old Notes Guarantee”), pursuant to the Registration Statement.

The 2028 Old Notes and the 2048 Old Notes are hereinafter collectively referred to as the “Old Notes”, and the 2028 Old Notes Guarantee and 2048 Old Notes Guarantee are hereinafter collectively referred to as the “Old Notes Guarantees”. The 2028 Exchange Notes and 2048 Exchange Notes are hereinafter collectively referred to as the “Exchange Notes”, and the 2028 Exchange Notes Guarantee and 2048 Exchange Notes Guarantee are hereinafter collectively referred to as the “Exchange Notes Guarantees”.

The Old Notes were issued, and the Exchange Notes are to be issued, under the Indenture, dated as of April 9, 2018 (the “Indenture”), by and among the Company, as issuer, Parent, as guarantor, and The Bank of New York Mellon, as trustee. The Old Notes Guarantee and the Exchange Notes Guarantee are set forth in Article X of the Indenture.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Our representation of the Company has been as special counsel for the purposes stated above.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company, (ii) the Third Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Indenture, (v) the forms of Exchange Notes; (vi) certain resolutions adopted by the Board of Directors of the Company related to the matters described herein, (vii) a Certificate of Subsistence of the Company issued by the Secretary of the Commonwealth of Pennsylvania, dated as of November 7, 2018, and (viii) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures (and the authority of all signatories), the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or electronic copies, and the authenticity of the originals of all documents submitted to us as copies.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon a certificate of the Assistant Secretary of the Company, although we advise you that nothing has come to our attention that has caused us to believe that such reliance is unwarranted.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company, no information has come to the attention of those lawyers in our firm who have rendered substantive legal services to the Company that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company.

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that:

1.    The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Notes and the Indenture.

3.    The Exchange Notes and the Indenture have been duly authorized, executed and delivered by the Company.

4.    The execution, delivery and performance by the Company of the Indenture and the Exchange Notes do not and will not result in (a) a violation of the Amended and Restated Articles of Incorporation or the Third Amended and Restated Bylaws of the Company, (b) a violation of any Pennsylvania laws or regulations applicable to the Company, or (c) a violation of any court order or decree known to us.

5.    No consent, authorization, approval or order of or filing with any Pennsylvania governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of the Exchange Notes and the Indenture and the consummation by the Company of the transactions contemplated thereby.

Our opinions expressed above are subject to the following additional limitations, exceptions, qualifications and assumptions:

A.    The opinions expressed above are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. We express no opinion as to compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (a) federal law, (b) state antitrust law, (c) patent, trademark or copyright statute, rule or regulation, (d) state securities registration, “blue sky” or antifraud provisions under any securities law, (e) state labor or employment law, or (f) state employee benefits, labor or pension law, rule or regulation.

B.    For purposes of the opinion set forth in paragraph 1 above as to the present subsistence of the Company, we have relied solely upon a Certificate of Subsistence issued by Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

C.    For purposes of our opinions in paragraphs 4 and 5, we have considered only those Pennsylvania laws and regulations that in our experience are normally applicable to the execution, delivery and performance by the Company of the Exchange Notes and the Indenture and the consummation by the Company of the transactions contemplated thereby, and our opinions do not extend to licenses, permits and approvals necessary for the conduct of the Company’s business. Without limiting the previous sentence, we express no opinion with respect to (a) the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law, (b) the effect of or compliance with any Pennsylvania laws or regulations applicable to the Exchange Notes, the Indenture or the transactions contemplated thereby because of the nature of the business of any party thereto other than the Company, or (c) any antitrust, antifraud, patent, copyright, trademark or other intellectual property matter.

D.     We have assumed that the members of the Company’s Board of Directors have complied with applicable fiduciary duties in connection with the authorization and performance of the Exchange Notes and the Indenture and the consummation by the Company of the transactions contemplated thereby.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and further consent to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP